Winston Hotels, Inc.
2626 Glenwood Avenue • Suite 200
Raleigh, North Carolina 27608
www.winstonhotels.com
NYSE: WXH

FOR FURTHER INFORMATION:

WINSTON HOTELS:	DALYGRAY:
Patti L. Bell	Jerry Daly or Carol McCune
Assistant Vice President	(703) 435-6293
Investor Relations & Administration	(jerry@dalygray.com, carol@dalygray.com)
(919) 510-8003
pbell@winstonhotels.com
For Immediate Release
Winston Hotels Agrees to be Acquired by Wilbur Acquisition Holding Company, LLC
     RALEIGH, N.C., February 21, 2007 — Winston Hotels, Inc. (NYSE: WXH), a real estate investment trust and owner of premium limited-service, upscale extended-stay and full-service hotels, today announced that it has entered into a definitive agreement and plan of merger pursuant to which Wilbur Acquisition Holding Company, LLC has agreed to purchase 100% of the outstanding shares of common stock of the company. In the merger, each share of company common stock will be converted into the right to receive $14.10 in cash.
     The company’s board of directors, upon the recommendation of a special committee of its independent directors, unanimously approved the merger agreement and will recommend approval of the merger by the company’s stockholders. The stockholders will be asked to vote on the proposed transaction at a special meeting that will be held on a date to be announced. The merger is expected to close in the second quarter of 2007, subject to receipt of stockholder approval and other customary closing conditions. Upon the closing of the transaction, shares of the company common stock will no longer be listed on the New York Stock Exchange or publicly-traded.

     The company does not expect the merger to affect the employees managing and overseeing the operations of the company’s hotels.
     “After careful consideration, we believe this transaction represents an attractive value to our shareholders,” said Robert W. Winston III, chief executive officer. “Negotiations were conducted by a special committee of outside directors.” Joseph V. Green, president and chief financial officer, added, “The company has gained significant momentum over the last several years with substantial upgrades to our portfolio and improvement in our operating results. This transaction validates those efforts. We believe that the timing is right to monetize the value the company has created for its shareholders.”
     Lehman Brothers Inc. acted as exclusive financial advisor and Wyrick Robbins Yates & Ponton LLP acted as counsel to the special committee of the company’s board of directors. JF Capital Advisors LLC acted as financial advisor and Hunton & Williams LLP acted as counsel to the company. Merrill Lynch & Co. acted as exclusive financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP acted as counsel to the buyer. Acquisition financing is being provided by Merrill Lynch.
About Wilbur Acquisition Holding Company, LLC
     Wilbur Acquisition Holding Company, LLC is held by affiliates of Och-Ziff Real Estate and Norge Churchill, Inc. Och-Ziff Real Estate was co-founded by Och-Ziff Capital Management, a global institutional asset management firm, Stavros P. Galiotos and Steven E. Orbuch to make investments in real estate and real estate related assets. Messrs. Galiotos and Orbuch have invested over $3 billion in real estate assets including office, industrial, multifamily, senior housing, hotel, and retail properties within and outside the United States. Norge Churchill, Inc. is owned via investment vehicles by the clients of Acta Holding ASA.

Acta Holding ASA is listed on the Oslo Stock Exchange and is an investment advisor which offers more than 300 savings and investment opportunities to the individual retail market and has approximately NOK 70 billion of assets under management for 73,000 clients. Acta has approximately 300 investment advisors at 49 offices in Norway and Sweden.
About Winston Hotels
     As of December 31, 2006, Winston Hotels owned or was invested in 53 hotel properties in 18 states, having an aggregate of 7,205 rooms. This included 44 wholly owned properties with an aggregate of 6,013 rooms, a 41.7% ownership interest in a joint venture that owned one hotel with 121 rooms, a 60% ownership interest in a joint venture that owned one hotel with 138 rooms, a 49% ownership interest in a joint venture that owned one hotel with 118 rooms, a 48.78% ownership interest in a joint venture that owned one hotel with 147 rooms, a 13.05% ownership interest in a joint venture that owned four hotels with an aggregate of 545 rooms, and a 0.21% ownership interest in a joint venture that owned one hotel with 123 rooms for which substantially all of the profit or loss generated by the joint venture is allocated to the company. As of December 31, 2006, the company also had $52.1 million in loan receivables from owners of several hotels. The company does not hold an ownership interest in any of the hotels for which it has provided debt financing. For more information about Winston Hotels Inc, visit the company’s web site at www.winstonhotels.com.
Additional Information about the Merger and Where to Find It
     In connection with the proposed merger, Winston will file relevant materials with the Securities and Exchange Commission, including a proxy statement. INVESTORS AND SECURITY HOLDERS OF WINSTON ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT

INFORMATION ABOUT WINSTON, THE BUYER AND THE MERGER. The proxy statement and other relevant materials (when they become available) and any other documents filed by Winston with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Winston by contacting Winston’s Investor Relations at (919) 510-8003 or accessing Winston’s investor relations website. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.
     Winston and the buyer and their respective executive officers, directors, and employees may be deemed to be participating in the solicitation of proxies from the security holders of Winston in connection with the merger. Information about the executive officers and directors of Winston and the number of Winston common shares beneficially owned by such persons is set forth in the proxy statement for Winston’s 2006 Annual Meeting of Shareholders, which was filed with the SEC on March 17, 2006, and Winston’s Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC on March 14, 2006. Investors and security holders may obtain additional information regarding the direct and indirect interests of Winston and the buyer and their respective executive officers, directors and employees in the merger by reading the proxy statement regarding the merger when it becomes available.
Cautionary Note Regarding Forward Looking Statements
Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the outcome of any legal proceedings that may be instituted against Winston and others following announcement of the merger agreement; (iii) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger; (iv) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (v) the ability to recognize the benefits of the merger; and (vi) the amount of the costs, fees, expenses and charges related to the merger. Although Winston believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. For a further discussion of these and other factors that could impact Winston’s future results, performance, achievements or transactions, see the documents filed by Winston from time to time with the Securities and Exchange Commission, and in particular the section titled, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005 filed on March 14, 2006. Winston undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.